EXHIBIT 10.19

                              AMENDED AND RESTATED
                              EMPLOYMENT AGREEMENT

      This Amended and Restated Employment Agreement (the "Agreement") is entered into as of the 26th day of March, 1999, by and between Tridex Corporation, a Connecticut corporation with a mailing address of 61 Wilton Road, Westport, Connecticut 06880 (the "Company"), and Samuel J. Villanti, an individual with a residence address of 28 Mendonshire Heights, Honeoye Falls, NY, 14472 (the "Executive").

                                  INTRODUCTION

      1. The Company is in the business of providing custom system solutions for retail point-of-sale, convenience store, specialty retail, and other transaction-based markets (the "Business").

      2. On November 23, 1998 the Company and Executive entered into an Employment Agreement (the "Original Agreement"), which, by entering into this Agreement, they amend and restate.

      3. The Company desires to continue to employ Executive and Executive desires to continue such employment on the terms and conditions set forth herein.

AGREEMENT

      In consideration of the premises and mutual promises herein below set forth, the parties hereby agree as follows.

      1. Employment Period. The terms of this Agreement shall commence on the date hereof and, subject to earlier termination as hereinafter provided, shall terminate one (1) year after November 23, 1998 provided that the term of this Agreement shall automatically extend by thirty (30) days for each thirty (30) day period which shall expire without either the Company or the Executive giving written notice to terminate. The term of the Executive's employment hereunder is hereinafter referred to as the "Employment Period".

      2. Employment Duties. Subject to the terms and conditions set forth herein, the Company hereby employs Executive to act as President of Ultimate Technology Corporation, a wholly owned New York subsidiary of the Company ("Ultimate") during the Employment Period, and Executive hereby accepts such employment. The duties assigned and authority granted to Executive shall be as set forth in the By-laws of Tridex and as determined by its Board of Directors, and the CEO, from time to time. Executive agrees to perform his duties for the Company diligently, competently, and in a good faith manner. The Executive may also engage in civic and charitable activities to the extent they are not inconsistent with Executive's duties hereunder.

      3.    Salary and Bonus.

            (a) Base Salary. The Company agrees to pay Executive $145,000 per year, payable in weekly installments (the "Base Salary"). Executive's Base Salary shall not be decreased. In addition, no later than November 1999 the Board of Directors of the Company (or any appropriate committee thereof) shall review and may increase the Executive's annual Base Salary in its discretion, based upon the Company's performance and the Executive's particular contributions.

            (b) Bonus. Executive shall have an opportunity to earn an annual bonus under the Company's Incentive Compensation Plan, subject to attainment of specific financial and individual objectives and the discretion of the Company's Board of Directors (or any appropriate committee thereof).

      4.    Other Benefits.

            (a) Insurance and Other Benefits. The Executive shall be entitled to participate in, and shall receive the maximum benefits available under, the Company's insurance programs (including health, disability and life insurance) and any ERISA benefit plans, as the same may be adopted and/or amended from time to time,
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and shall receive other fringe benefits that may be provided by the Company to other senior executives. The Company shall contribute the maximum amount permitted under current law to the Executive's 401(k) Plan, and any other Company pension or retirement plan during the Employment Period.

            (b) Vacation. Executive shall be entitled to an annual vacation of such duration as may be determined by the Board of Directors, but not less than that generally established for other executives of Company and in no event less than three (3) weeks, without interruption of salary.

            (c) Reimbursement of Expenses. The Company shall reimburse Executive for all reasonable travel, entertainment and other expenses incurred or paid by the Executive in connection with, or related to, the performance of his duties or responsibilities under this Agreement, provided that Executive submits to the Company substantiation of such expenses sufficient to satisfy the record keeping guidelines promulgated from time to time by the Internal Revenue Service.

      5. Termination by the Company With Cause. The Company may terminate this Agreement if any of the following events shall occur:

            (a) the death or disability of the Executive (for purposes of this Agreement, "disability" shall mean the Executive's incapacity due to physical or mental illness which has caused the Executive to be absent from the full-time performance of his duties with the Company for a period of six (6) consecutive months);

            (b) any action or inaction by the Executive that constitutes larceny, fraud, gross negligence, a willful or negligent misrepresentation to the directors or officers of the Company, its successors or assigns, a crime involving moral turpitude; or

            (c) the refusal of the Executive to follow the reasonable and lawful written instructions of the Board of Directors of the Company with respect to the services to be rendered and the manner of rendering such services by Executive, provided such refusal is material and repetitive and is not justified or excused either by the terms of this Agreement or by actions taken by the Company in violation of this Agreement, and with respect to the first two refusals Executive has been given reasonable written notice and explanation thereof and reasonable opportunity to cure and no cure has been effected within a reasonable time after such notice.

      The Company may terminate this Agreement pursuant to this Section 5 immediately upon written notice to the Executive, except for termination due to the death of the Executive, which shall require no notice.

      6.    Termination.

            (a) Termination by the Executive. Executive may terminate this Agreement at any time by providing the Company with a minimum of one (1) month of written notice to the Company.

            (b) Termination by the Company Without Cause. The Company may terminate this Agreement at any time, without cause by providing written notice to Executive. As used in this Agreement, the terms "without Cause" shall mean termination for any reason not specified in Section 5 hereof, except for retirement, and "with Cause" shall mean termination for those reasons specified in Section 5 hereof.

                  (i) Without Cause. If the Company terminates this Agreement without Cause, for a period equal to twelve (12) months thereafter, the Company shall provide Executive with a severance package which shall consist of the following: (1) payment on the first business day of each month of an amount equal to one-twelfth of the Executive's then current annual Base Salary under
Section 3(a) hereof; (2) payment on the first business day of each month of an amount equal to one-twelfth of the Executive's annual target bonus amount under the Company's Executive Incentive Compensation Plan for the year of termination, pro rated for the portion of the fiscal year occurring prior to termination; and
(3) continuation of all benefits under Section 4(a) and (c).

                  (ii) With Cause. If the Company terminates this Agreement with Cause, then the Executive shall be entitled to receive the Base Salary earned but unpaid through the date of such termination, as well as reimbursement by the Company for any out-of-pocket expenses incurred by the Executive in connection with the business of the Company as contemplated by Section 4(d) above prior to the date of termination, but no
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further payments of Base Salary or additional compensation shall be due by the
Company thereafter, and the Executive shall not thereafter be entitled to receive benefits under Sections 4(a) or (b) hereof.

            (c) General Release. As a condition precedent to receiving any severance payment, the Executive shall execute a general release of any and all claims which Executive or his heirs, executors, agents or assigns might have against the Company, it subsidiaries, affiliates, successors, assigns and its past, present and future employees, officers, directors, agents and attorneys.

      7. Non-Competition. During the term of this Agreement and for a period of six (6) months following the termination of this Agreement, Executive will not directly or indirectly whether as a partner, consultant, agent, employee, co-venturer, greater than two percent owner or otherwise or through any other person (as hereinafter defined): (a) be engaged in any business which develops software or manufactures or sells hardware for use in the specialty retail, restaurant, supermarket or convenience store sectors of the POS market (A) in any part of the world in which the Company is engaged in selling its products directly or indirectly at the time the Executive ceases to provide services hereunder, (B) if the territorial restriction in the preceding clause is deemed to be too broad, then the areas shall be the countries in which the Company is engaged in selling its products directly or indirectly at the time the Executive ceases to provide services hereunder, (C) if the territorial restriction in the preceding clause is deemed to be too broad, then the area shall be the continent of North America, (D) if the territorial restriction in the preceding clause is deemed to be too broad, then the areas shall be those states of the United States in which the Company is engaged in selling its products directly or indirectly at the time the Executive ceases to provide services hereunder, (E) if the territorial restriction in the preceding clause is deemed to be too broad, then the areas shall be any states in which the services performed by the Executive for the Company are directly related to the products and services provided by the Company to its customers in such states, or (F) if the territorial restriction in the preceding clause is deemed to be too broad, then the area shall be the states of New York and any other state in which the Executive actually performed services for the Company during the Employment Period; or (b) attempt to recruit any employee of the Company, assist in their hiring by any other Person, or encourage any employee to terminate his or her employment with the Company; or (c) encourage any customer of the Company to conduct with any other person any business or activity which such customer conducts or could conduct with the Company. For purpose of this Section 7, the term "Company" shall include any person controlling under common control with or controlled by, the Company, provided, however, that with respect to Tridex Corporation and any subsidiary of Tridex Corporation, the provisions of this
Section 7 shall cease and be of no force and effect six (6) months after the Company is no longer a subsidiary of Tridex.

      For purpose of this Section 7, the term "Person" shall mean an individual or corporation, association or partnership in estate or trust or any other entity or organization.

      The Executive recognizes and agrees that because a violation by him of this Section 7 will cause irreparable harm to the Company that would be difficult to quantify and for which money damages would be inadequate, the Company shall have the right to injunctive relief to prevent or restrain any such violation, without the necessity of posting a bond.

      Executive expressly agrees that the character, duration and scope of this covenant not to compete are reasonable in light of the circumstances as they exist at the date upon which this Agreement has been executed. However, should a determination nonetheless be made by a court of competent jurisdiction at a later date that the character, duration or geographical scope of this covenant not to compete is unreasonable in light of the circumstances as they then exist, then it is the intention of both Executive and the Company that this covenant not to compete shall be construed by the court in such a manner as to impose only those restrictions on the conduct of Executive which are reasonable in light of the circumstances as they then exist and necessary to provide the Company the intended benefit of this covenant to compete.

      8. Confidentiality Covenants. Executive understands that Company may impart to him confidential business information including, without limitation, designs, financial information, personnel information, strategic plans, product development information and the like (collectively "Confidential Information"). Executive hereby acknowledges Company's exclusive ownership of such Confidential Information.

      Executive agrees as follows: (1) only to use the Confidential Information to provide services to the Company; (2) only to communicate the Confidential Information to fellow employees, agents and representatives
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of the Company on a need-to-know basis; and (3) not to otherwise disclose or use any Confidential Information. Upon demand by the Company or upon termination of Executive's employment, Executive will deliver to the Company all manuals, photographs, recordings, and any other instrument or device by which, through which, or on which Confidential Information has been recorded and/or preserved, which are in my Executive's possession, custody or control. Executive acknowledges that for purposes of this Section 8 the term "Company" means any person or entity now or hereafter during the term of this Agreement which controls, is under common control with, or is controlled by, the Company.

      The Executive recognizes and agrees that because a violation by him of this Section 8 will cause irreparable harm to the Company that would be difficult to quantify and for which money damages would be inadequate, the Company shall have the right to injunctive relief to prevent or restrain any such violation, without the necessity of posting a bond.

      9. Entire Agreement. This Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and thereof and supersedes any and all previous agreements, written and oral, regarding the subject matter hereof between the parties hereto, including but not limited to the Original Agreement. The Company shall be entitled to enforce this Agreement, according to its terms. This Agreement shall not be changed, altered, modified or amended, except by a written agreement signed by both parties hereto.

      10. Notices. All notices, requests, demands and other communications required or permitted to be given or made under this Agreement shall be in writing and shall be deemed to have been given if delivered by hand, sent by generally recognized overnight courier service, telex or telecopy, or certified mail, return receipt requested.

            (a)   to the Company at:

                  61 Wilton Road
                  Westport, Connecticut 06880
                  Attn: Chairman and CEO

            (b)   to the Executive at:

                  28 Mendonshire Heights
                  Honeoye, NY 14472

      Any such notice or other communication will be considered to have been given (i) on the date of delivery in person, (ii) on the third day after mailing by certified mail, provided that receipt of delivery is confirmed in writing,
(iii) on the first business day following delivery to a commercial overnight courier or (iv) on the date of facsimile transmission (telecopy) provided that the giver or the notice obtains telephone confirmation of receipt.

      Either party may, by notice given to the other party in accordance with this Section 10, designate another address or person for receipt of notices hereunder.

      11. Severability. If any term or provision of this Agreement, or the application thereof to any person or under any circumstance, shall to any extent by invalid or unenforceable, the remainder of this Agreement, or the application of such terms to the persons or under circumstances other than those as to which it is invalid or unenforceable, shall be considered severable and shall not be affected thereby, and each term of this Agreement shall be valid and enforceable to the fullest extent permitted by law, be deemed amended and given such interpretation as to achieve the economic intent of this Agreement.

      12. Waiver. The failure of any party to insist in any one instance or more upon strict performance of any of the terms and conditions hereof, or to exercise any right of privilege herein conferred, shall not be construed as a waiver of such terms, conditions, rights or privileges, but same shall continue to remain in full force and effect. Any waiver by any party of any violation of, breach of or default under any provision of this Agreement by the other party shall not be construed as, or constitute, a continuing waiver of such provision, or waiver of any other violation of, breach of or default under any other provision of this Agreement.

15. Successors and Assigns. This Agreement shall be binding upon the Company and any successors and assigns of the Company.

      IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

                                         TRIDEX CORPORATION


                                         By:
                                            ------------------------------------
                                         Title:
                                               ---------------------------------

                                         EXECUTIVE:


                                         ---------------------------------------
                                         Samuel J. Villanti